Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2026

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(193,497,934)
Realized Gain (Loss) on Swap Contracts	(57,905,687)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(132,295,090)
Unrealized gain (loss) on Fair Value of Swap Contracts	13,266,443
Dividend Income	3,737,247
Interest Income	1,457,776
ETF Transaction Fees	16,450
Total Income (Loss)	$(365,220,795)

Expenses
General Partner Management Fees	$698,928
Professional Fees	199,384
Brokerage Commissions	191,120
Directors' Fees and Insurance	29,349
License Fees	23,297
Total Expenses	$1,142,078
Net Income (Loss)	$(366,362,873)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 6/1/26	$1,731,312,535
Additions (12,000,000 Shares)	1,394,173,824
Withdrawals (8,900,000 Shares)	(1,005,398,244)
Net Income (Loss)	(366,362,873)

Net Asset Value End of Month	$1,753,725,242
Net Asset Value Per Share (16,623,603 Shares)	$105.50

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2026 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596